Exhibit 99.1

Silver Bow Mining Signs Definitive Agreement to Acquire

Jefferson County Metallurgical Complex in Montana

Acquisition of the Jefferson County Metallurgical Complex in Jefferson County, Montana, comprising separate 15,000-tpd and 1,000-tpd milling and flotation circuits, together with extensive associated infrastructure on approximately 5,000 acres.

Strategically located near Silver Bow Mining’s Rainbow Block Project and expected to be suitable for processing the high-grade silver-gold-lead-zinc mineralization comprising the Rainbow Block resource.

Provides the Company with processing infrastructure and additional flexibility as it evaluates potential development pathways for the Rainbow Block.

Approximately US$28.6 million in cash to satisfy creditors, including full cash payments of approximately $4.27 million to Jefferson County and approximately $20.8 million to the Montana DEQ, and equity consideration in the form of contingent value rights potentially convertible into common shares of Silver Bow Mining upon satisfaction of future milestones.

Webcast to be held today, August 24, 2026, at 4:00 p.m. ET to discuss the acquisition.

BUTTE, MONTANA – August 24, 2026 – Silver Bow Mining Corp. (NYSE American: SBMT) (“Silver Bow Mining” or the “Company”) is pleased to announce that it has entered into a definitive asset purchase agreement (the “Agreement”) with Montana Goldfields, Inc. (“MTGF”) and Montana Tunnels Mining, Inc. to acquire an integrated metallurgical complex containing two distinct mineral processing circuits, together with the historic Montana Tunnels M-Pit (collectively, the “Jefferson County Metallurgical Complex” or the “Complex”), located in Jefferson County, Montana.

The Jefferson County Metallurgical Complex is located approximately 55 miles by road northeast of Butte and includes 15,000-tpd and 1,000-tpd mineral processing circuits, crushing and ore storage facilities, tailings facilities, and associated infrastructure within an approximate 5,000-acre land position. The 1,000-tpd circuit is expected to be suitable for processing the high-grade silver-zinc-lead-gold mineralization comprising the Company’s Rainbow Block resource.

Silver Bow Mining is actively exploring its Butte Project assets including the Rainbow Block Project, which hosts an Inferred Mineral Resource estimate of 11.48 million tons grading 14.8 ounces per short ton silver equivalent (“AgEq”) (4.28 opt Ag, 0.05 opt Au, 4.59% Zn, and 1.25% Pb) containing 170 million silver equivalent ounces (49.26 million ounces silver, 0.55 million ounces gold, 1.05 billion pounds of zinc, and 287 million pounds of lead). See the Company’s news release dated June 30, 2025 for further details.

“The acquisition of the Jefferson County Metallurgical Complex represents an important strategic opportunity for Silver Bow Mining and supports our primary focus of advancing our high-grade Rainbow Block Project in Butte,” said Travis Naugle, Chairman and Chief Executive Officer of the Company. “The Complex provides us with existing milling and flotation infrastructure that we believe could offer meaningful processing flexibility and potential development synergies for the Rainbow Block. As we expand our footprint in a state with a proud mining history, we are pleased to be able to settle all non-MTGF-affiliated creditors, notably including the Montana DEQ and Jefferson County, as we build on our commitment to responsible mining in Montana. While further technical evaluation, site work, and permitting will be required, we believe this acquisition provides Silver Bow Mining with valuable infrastructure and optionality as we evaluate the most efficient path to advancing the Rainbow Block and creating long-term value for our shareholders.”

Figure 1 - The Jefferson County Metallurgical Complex, Montana

The Jefferson County Metallurgical Complex is being acquired through a Chapter 11 sale process involving Montana Tunnels Mining, Inc., which filed for bankruptcy protection on July 27, 2026. The transaction is expected to proceed pursuant to Section 363 of the U.S. Bankruptcy Code and remains subject to approval by the U.S. Bankruptcy Court for the District of Montana, together with other required approvals and customary closing conditions, including governmental approvals, approval of the shareholders of Silver Bow Mining and approval of the NYSE American, LLC.

The Company has sufficient cash resources to satisfy its closing obligations and continue its current planned operations while it is evaluating a range of financing alternatives, with a preference for structures that minimize dilution to existing shareholders, in order to preserve financial flexibility as it advances its broader exploration and, if warranted, development plans.

Transaction Structure and Consideration

Under the terms of the Agreement, Silver Bow Mining will acquire 100% ownership of the Complex at Final Closing, free and clear of liens. The Agreement provides a staged transaction structure,

including an Initial Closing and a subsequent Final Closing following satisfaction or waiver of the applicable closing conditions.

•	Initial Closing funding obligation. The Company will fund approximately US$28.6 million to satisfy specified creditors associated with the acquired assets, including approximately US$4.27 million to satisfy amounts owing to Jefferson County and approximately US$20.8 million to satisfy specified obligations owing to the Montana Department of Environmental Quality (“Montana DEQ”). In consideration for the funding, at the Initial Closing Montana Tunnels Mining, Inc. will issue to the Company a senior secured note secured against the real property interests, fixtures and tangible personal property at the Jefferson County Metallurgical Complex.
•	Final Closing consideration. Following receipt of necessary approvals, at Final Closing, Silver Bow Mining will issue 3,500,000 contingent value rights (“Final Closing CVRs”); each Final Closing CVR convert into one common share of Silver Bow Mining 180 days following Final Closing, subject to certain terms and limitations as set forth in the Final Closing CVR terms. The issuance of the Final Closing CVRs, the Deferred Compensation CVRs (as defined below) and the underlying shares of Silver Bow Mining are subject to the approval of the shareholders of Silver Bow Mining, the approval of the NYSE American and other required approvals.
•	Deferred M-Pit milestone consideration. The Agreement also provides for the issuance to MTGF of 11,500,000 additional deferred compensation CVRs, representing potential future consideration contingent on future contingent milestones (the “Deferred Compensation CVRs”), including potential M-Pit exploration, development and commercial production. Of these, 6,250,000 Deferred Compensation CVRs will convert into 6,250,000 common shares of Silver Bow Mining upon the earlier of (i) a positive construction decision on the M-Pit Expansion or (ii) nine months following completion of an M-Pit feasibility study which demonstrates positive economics for the project. The remaining 5,250,000 Deferred Compensation CVRs will convert upon the earlier of (i) the achievement of the M-Pit commercial production milestone or (ii) 36 months following a construction decision by Silver Bow Mining on the M-Pit Expansion, subject to specified extensions.
•	CVR restrictions. All CVRs will be subject to certain eligibility and transfer restrictions under the CVR Agreement, including restrictions intended to prevent persons who are ineligible under Montana Code Annotated §82-4-360 from converting CVRs into Silver Bow Mining common shares. Section 82-4-360 limits the ability of certain persons to engage in hard-rock mining or exploration activities in Montana.
•	Other contingent economic interests. The transaction includes certain contingent economic interests in favor of MTGF that are dependent upon future activity, production, or net profits from the acquired assets. These include: (i) a 2% net smelter return royalty on future production from the M-Pit, subject to a US$10 million full buyback right in favor of Silver Bow

Mining; (ii) a toll-milling arrangement for material from MTGF’s Golden Dream and Diamond Hill projects, subject to satisfaction of all applicable State of Montana permitting and eligibility requirements; (iii) a 50% net profits interest (“NPI”) related to potential future tailings reprocessing at the Complex; and (iv) a 75% NPI in potential future Clancy Creek placer production at the Complex. These NPI arrangements apply only to the specified future activities and become relevant solely if those activities are permitted under applicable State of Montana requirements, are determined to be economically viable, are undertaken, and generate net profits after recoupment of capital investment.

Post-Closing Work Commitments

Following Final Closing, the Company has agreed to undertake specified technical work programs associated with the acquired Complex. These include a US$5 million work program directed toward completion of a Feasibility Study on the M-Pit Expansion, and a US$3 million program to advance detailed engineering and regulatory work associated with the Clancy Creek Bypass Channel.

The Agreement provides for completion of the M-Pit Feasibility Study within nine months following Final Closing, subject to specified extensions for certain technical matters that may require additional assessment or verification. The feasibility work will evaluate technical and economic considerations associated with the M-Pit Expansion.

Jefferson County Metallurgical Complex and Rainbow Block

Silver Bow Mining believes ownership of the Jefferson County Metallurgical Complex can provide an important strategic option as the Company advances evaluation of development alternatives for the Rainbow Block. The Complex includes separate 15,000-tpd and 1,000-tpd milling and flotation circuits, together with extensive associated infrastructure. The Company believes the 1,000-tpd milling and flotation circuit, with certain upgrades, will be suitable for processing the high-grade silver-zinc-lead-gold mineralization comprising the Rainbow Block resources. Together with Silver Bow Mining’s existing Butte Mining District claims, the proposed acquisition would add significant processing capacity and related infrastructure in Jefferson County to the Company’s Montana asset base.

Following completion of the transaction, the Company intends to continue advancing its technical evaluation of the processing infrastructure and its potential integration into potential future Rainbow Block development.

Approvals and Closing Conditions

The transaction is expected to proceed through a Chapter 11 / Section 363 process involving Montana Tunnels Mining, Inc. The Initial Closing is subject to Bankruptcy Court approval and related conditions.

Completion of the Final Closing is subject to customary closing conditions, including approval by the Company’s shareholders of the issuance of the CVRs and the common shares underlying the

CVRs, as required under the rules of the NYSE American, approval by the NYSE American for the listing of such underlying common shares, certain other governmental approvals, if deemed necessary, the absence of material adverse changes affecting the acquired assets and the absence of litigation materially affecting the acquired assets. The Company intends to call a Special Meeting of Shareholders to seek the required approval and to solicit proxies in connection with the meeting.

The CVRs and the Silver Bow Mining common shares issuable upon conversion thereof have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any applicable securities laws of any state of the United States and may not be offered or sold absent such registration or an applicable exemption therefrom. The CVRs and underlying Silver Bow Mining common shares will be issued in reliance on available exemptions from registration applicable to private offerings of securities. Such securities will be subject to applicable restrictions on transfer and will constitute ‘restricted securities’ within the meaning of Rule 144 under the Securities Act. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

There can be no assurance that the transaction will close on the terms described, or at all.

Webcast

Silver Bow Mining will host a live webcast to discuss the acquisition of the Jefferson County Metallurgical Complex today, August 24, 2026, at 4:00 p.m. ET. The webcast can be accessed at https://events.skylineccg.com/SBMT_webcast.

Advisors

Joseph Gunnar & Co., LLC, Cantor Fitzgerald & Co., and Research Capital Corporation are acting as financial advisors to Silver Bow Mining in connection with the transaction. Dorsey & Whitney LLP and Crowley Fleck PLLP are acting as transaction counsel to Silver Bow Mining. Lucosky Brookman LLP is acting as transaction counsel to Montana Goldfields, Inc. and Montana Tunnels Mining, Inc.

Technical Disclosure

Qualified Person: The scientific and technical information contained in this news release has been reviewed and approved by Phillip Nickerson, PhD, CPG, Vice President of Exploration of Silver Bow Mining Corp., who is a "qualified person" within the meaning of National Instrument 43-101, Standards of Disclosure for Mineral Projects.

Rainbow Block Resource Estimate: The Company's current Inferred Mineral Resource for the Rainbow Block is disclosed in the Technical Report Summary prepared in accordance with the requirements of Subpart 1300 of Regulation S-K titled Technical Report Summary: Rainbow Block, Butte Mining District, Silver Bow County, Montana, USA, and the National Instrument 43-101 – Standards of Disclosure for Mineral Projects technical report titled Technical Report on the Rainbow Block Property, Butte Mining District, Silver Bow County, Montana, USA, each with an effective date of December 31, 2024 and updated February 3, 2026, prepared by Jacob Anderson, CPG, MAusIMM of Dahrouge Geological Consulting.

Mineral resources are not mineral reserves and do not have demonstrated economic viability. Inferred Mineral Resources have a high degree of geological uncertainty and may not be considered when assessing the economic viability of a mining project or converted to mineral reserves. There is no assurance that any inferred Mineral Resource will be upgraded to a higher category through continued exploration or that any mineral resource will ultimately be converted to a mineral reserve.

About Silver Bow Mining Corp.

Silver Bow Mining is a minerals exploration company advancing the high-grade Rainbow Block Silver-Zinc Project in Montana's historic Butte Mining District, while targeting a broader suite of U.S.-designated Critical Minerals including copper, manganese, germanium, gallium, indium, antimony, and bismuth. The Company holds approximately 4,210 acres of patented mineral claims and approximately 1,427 acres of surface lands across multiple claim blocks, including the flagship Rainbow Block, which hosts 11.48 million tons of inferred resources grading 14.8 opt AgEq (4.28 opt Ag, 0.05 opt Au, 4.59% Zn, and 1.25% Pb).

On Behalf of Silver Bow Mining Corp.,

Travis Naugle, Chairman and Chief Executive Officer

For More Information, Contact:

Investor Relations

Email: ir@silverbowmining.com

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed shareholders meeting of Silver Bow Mining to approve the issuance of the CVRs and the underlying common shares. In connection with the proposed shareholders meeting, Silver Bow Mining intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Silver Bow Mining’s proxy statement in preliminary and definitive form. INVESTORS AND SHAREHOLDERS OF SILVER BOW MINING ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SILVER BOW MINING’S PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER APPROVAL BEING REQUESTED. Investors and shareholders of Silver Bow Mining are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from Silver Bow Mining under the “Investors” section of Silver Bow Mining’s website at www.silverbowmining.com/investors or by sending a request by e-mail to ir@silverbowmining.com or by mail to 1401 Idaho Street, Butte, Montana 59701, attention: Corporate Secretary.

Participants in the Solicitation

Silver Bow Mining and certain of its respective directors and executive officers, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of Silver Bow Mining in connection with the proposed transaction. Information about Silver Bow Mining’s directors and executive officers is available in Silver Bow Mining’s registration statement on Form S-1/A, which was filed with the SEC on April 24, 2026. To the extent holdings of Silver Bow Mining’s securities by their respective directors or executive officers have changed since the amounts set forth in the Registration Statement on Form S-1/A, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of Silver Bow Mining’s participants in the solicitation, which may, in some cases, be different than those of Silver Bow Mining’s shareholders generally, will be set forth in Silver Bow Mining’s proxy statement relating to the proposed approval by shareholders, when it becomes available.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information. When used in this news release or elsewhere, the words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "potential," "project," "target," "will," "could," "should," and similar expressions, or statements that certain actions, events or results "may," "could," "would," "should," "might" or "will" occur or be achieved, often, but not always, identify forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information include, but are not limited to, statements regarding the completion of the acquisition; the Chapter 11 and Section 363 process; Bankruptcy Court and other approvals; the amount and timing of the initial funding obligation; the acquisition and transfer of assets and permits; the issuance and conversion of CVRs; the toll-milling, royalty and net profits interest arrangements; the US$5 million M-Pit feasibility work program and the timing, completion and results of the M-Pit Feasibility Study; the Clancy Creek Bypass Channel program; any future construction decision, restart or production from the M-Pit; the potential suitability of the Jefferson County Metallurgical Complex milling and flotation circuits for processing Rainbow Block mineralization; potential development pathways for Rainbow Block; expected strategic benefits of the transaction and other similar statements regarding the transaction. Forward-looking statements are based on the Company’s current expectations and are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including failure to obtain Bankruptcy Court, governmental, shareholder or NYSE American approvals; failure to satisfy closing conditions; changes in the amount of obligations required to be funded; reclamation, environmental and legacy-liability costs; the status or transferability of permits; results of technical and feasibility studies; the Company’s future capital costs, operating costs, non-operating costs, and ability to raise capital on terms acceptable to the Company or at all; risks relating to the Company’s exploration activities in Montana; risks related to the Company’s mineral claims, including the validity, title and maintenance of mineral claims and property rights; risks in obtaining, maintaining or amending permits, licenses and future permitting and regulatory approvals commodity-price fluctuations; litigation; the inherently hazardous nature of mining-related activities and other operational and environmental risks inherent in mineral exploration and mining-related activities. Additional risk factors are discussed under the headings "Forward-Looking Statements" and "Risk Factors" in the Company’s Registration Statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission on April 24, 2026, the Company’s Canadian prospectus dated April 29, 2026, filed on SEDAR+, and in other documents filed by the Company with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.

Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned not to place undue reliance on forward-looking statements and forward-looking information, which speak only as of the date of this news release. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.